Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-237755 on Form S-1 of our report dated March 25, 2020 relating to the financial statements and financial statement schedule of Grocery Outlet Holding Corp., appearing in the Annual Report on Form 10-K of Grocery Outlet Holding Corp. for the year ended December 28, 2019. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

San Francisco, California

April 21, 2020